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EXHIBIT 21

DRS TECHNOLOGIES, INC.

SUBSIDIARIES OF THE COMPANY AS OF MARCH 31, 2008

SUBSIDIARY	STATE OR COUNTRY OF FORMATION
NAI Technologies, Inc.	New York
DRS Surveillance Support Systems, Inc.	Delaware
DRS Technologies UK Ltd.	United Kingdom
DRS Systems Management Corporation	Delaware
Laurel Technologies Partnership	Delaware
DRS Power & Control Technologies, Inc.	Delaware
DRS Power Technology, Inc.	Delaware
DRS Tactical Systems, Inc.	Florida
DRS Intelligence & Avionic Solutions, Inc.	Ohio
DRS Sensors & Targeting Systems, Inc.	Delaware
DRS Unmanned Technologies, Inc.	Delaware
DRS Data & Imaging Systems, Inc.	Delaware
DRS Data & Imaging Systems Limited	United Kingdom
DRS Hadland Ltd.	United Kingdom
DRS Technologies Canada, Inc.	Delaware
DRS Technologies Canada Company	Canada (Nova Scotia)
DRS C3 Systems, LLC	Delaware
DRS Sonar Systems, LLC	Delaware
MSSC Company	Pennsylvania
Tech-Sym Corporation	Nevada
DRS Test & Energy Management, Inc.	Delaware
DRS EW & Network Systems, Inc.	Delaware
DRS Signal Solutions, Inc.	Delaware
DRS Training & Control Systems, Inc.	Florida
T-S Holding Corporation	Texas
DRS EW & Network Systems (Canada) Limited	Canada
DRS International, Inc.	Delaware
DRS Systems, Inc.	Delaware
Night Vision Systems, LLC.	Delaware
Canopy Technologies, LLC	Delaware
DRS Tactical Systems Global Services, Inc.	Florida
DRS Homeland Security Solutions, Inc.	Delaware
Walkabout Computers UK Limited	United Kingdom
DRS Codem Systems, Inc.	Delaware
Engineered Support Systems, Inc.	Missouri
ESSI Resources, LLC	Kentucky
Engineered Coil Company	Missouri
Engineered Electric Company.	Missouri
DRS Sustainment Systems, Inc.	Delaware
Universal Power Systems, Inc.	Delaware
DRS Technical Services, Inc	Maryland
DRS Mobile Environmental Systems Co.	Ohio
3083683 Nova Scotia Limited	Canada (Nova Scotia)
Pivotal Power, Inc.	Canada (Nova Scotia)
PCA Electronic Test Ltd.	United Kingdom

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  EXHIBIT 21
DRS TECHNOLOGIES, INC. SUBSIDIARIES OF THE COMPANY AS OF MARCH 31, 2008